EXHIBIT 32.1

				CERTIFICATION OF 10-QSB/A REPORT
						  OF
				   SCOTT'S LIQUID GOLD-INC.

FOR THE QUARTER JUNE 30, 2007

1.	The undersigned are the Chief Executive Officer and the Chief
Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-QSB/A Report of Scott's Liquid Gold for the quarter ended June 30, 2007.

2.	We certify that such 10-QSB/A Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold-Inc.

This Certification is executed as of November 1, 2007.


/s/ Mark E. Goldstein
------------------------------------
Mark E. Goldstein
President, Chief Executive Officer
 and Chairman of the Board
Principal Executive Officer


/s/ Jeffry B. Johnson
------------------------------------
Jeffry B. Johnson
Treasurer and Chief Financial Officer
Principal Financial Officer